SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2010

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	0-9341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                               Does Not Apply
(Former name or former address, if changed since last report)

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on July 9, 2010, the following matters were acted upon:  (i) seven directors consisting of George R. Quist, Scott M. Quist, J. Lynn Beckstead, Jr., Charles L. Crittenden, Dr. Robert G. Hunter, H. Craig Moody and Norman G. Wilbur were elected to serve until the next annual stockholders meeting or until their respective successors are elected and qualified (for George R. Quist, with Class A and Class C shares voting, 14,450,590 votes were cast in favor of election, no votes were cast against election, and there were 106,550 abstentions; for Scott M. Quist, with Class A and Class C shares voting, 14,451,127 votes were case in favor of election, no votes were cast against election, and there were 106,013 abstentions; for J. Lynn Beckstead, Jr., with Class A shares voting, 5,868,673 votes were cast in favor of election, no votes were cast against election, and there were 74,427 abstentions; for Charles L. Crittenden, with Class A and Class C shares, 14,449,597 votes were cast in favor of election, no votes were cast against election, and there were 107,543 abstentions; for Dr. Robert G. Hunter, with Class A and Class C shares voting, 14,449,553 votes were cast in favor of election, no votes cast against election, and there were 107,587 abstentions; for H. Craig Moody, with Class A shares voting, 5,840,012 votes were cast in favor of election, no votes cast against election, an there were 103,088 abstentions; and for Norman G. Wilbur, with Class A and Class C shares voting, 14,450,002 votes were cast in favor of election, no votes were cast against election, and there were 107,138 abstentions); (ii) the appointment of Hansen, Barnett & Maxwell, P.C. as the Company’s registered public independent accountants for the fiscal year ending December 31, 2010 was ratified (with 14,431,837 votes cast for the appointment, 122,552 votes cast against the appointment, and there were 2,751 abstentions); and (iii) to amend the Company’s 2003 Stock Option Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 1,000,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock was ratified (with 13,976,132 votes cast for the amendment, 523,593 votes cast against the amendment, and there were 57,415 abstentions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: July 14, 2010	By: /s/ Scott M. Quist
Scott M. Quist, President